UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 13, 2014 (June 12, 2014)

COVER-ALL TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-09228	13-2698053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

412 Mt. Kemble Avenue, Suite 110C, Morristown, New Jersey 07960

 (Address of Principal Executive Offices)

Registrant's telephone number, including area code (973) 461-5200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events.

On March 7, 2014, the board of directors of Cover-All Technologies Inc. (the “Company”) approved the 2014 compensation plan for its non-employee directors (the “Plan”). On June 12, 2014, the board of directors approved an amendment to the Plan (the “Amendment”).

Pursuant to the Amendment, the Non-executive Chairman of the Company’s board of directors shall receive an additional number of shares of the Company’s common stock having a Fair Market Value (as defined in the Company’s Amended and Restated 2005 Stock Incentive Plan) of $50,000 on June 12, 2014, the date of the approval of such Amendment.  The actual number of shares to be awarded shall be prorated based on the date of the commencement of the Non-executive Chairman’s service in 2014.  In accordance with the foregoing, the Non-executive Chairman was granted 35,780 shares of common stock on June 12, 2014, based upon a price per share of $1.34, which was the closing price per share of the Company’s common stock on such date as reported by the NYSE MKT.  These shares are restricted and will vest on November 30, 2014.

A summary of the Plan as amended is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.
99.1	Summary of Amended 2014 Non-Employee Director Compensation, dated June 12, 2014.

[Signature on following page.]

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVER-ALL TECHNOLOGIES INC.

By:	/s/ Ann Massey
Ann Massey, Chief Financial Officer

Date:  June 13, 2014

Index to Exhibits

Exhibit No.	Description
Exhibit 99.1	Summary of Amended 2014 Non-Employee Director Compensation, dated June 12, 2014.